Exhibit 10.1


                              EMPLOYMENT AGREEMENT


      THIS AGREEMENT, dated as of April 1, 2004, is between AGU Entertainment Corp., a Colorado corporation, its parent, subsidiaries and sister companies (the "Company"), and David Levy(the "Employee").


                                    RECITALS


      A. The Company believes the Employee can make a unique contribution to the business of the Company.

      B. The Board of Directors of the Company believes that the services of Employee would be of great value to the Company and desires retaining his services for a period of time.

      C. Employee is willing to accept employment by the Company upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and of the mutual benefits herein provided, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1. TERM OF EMPLOYMENT.

      The Company shall employ Employee and Employee hereby accepts employment by the Company, on the terms and conditions herein contained, for a period of five (5) years commencing as of the date hereof and ending on the fifth (5th) anniversary of the date hereof, subject to termination as hereinafter provided (the period from the date hereof through the fifth (5th) anniversary of the date hereof or the date of such termination, as the case may be, being the "Employment Period"). This Agreement may be extended for subsequent one year periods by both parties signing an extension agreement within 30 days prior to the expiration of this Employment Period.

2. DUTIES.

      (a) GENERAL DUTIES. During the Employment Period, and subject to removal by the Board of Directors of the Company in accordance with the termination provisions hereof Employee shall serve the Company in a senior executive position as the President of the Company for the duration of the Employment Agreement, with such duties consistent therewith, and shall perform such other services for the Company as may be reasonably assigned to him from time to time by the Board of Directors of the Company.

      (b) PRIMARY ACTIVITY. During the Employment Period, Employee shall devote his full business efforts, time and energy to the interests and business of the Company; however, Employee shall be excused from performing any services for the Company hereunder during periods of temporary illness or incapacity and during reasonable vacations, and Employee may devote a reasonable amount of time to the handling of his personal affairs, without thereby in any way affecting the compensation to which he is entitled hereunder. It is acknowledged that the duties of President may often require from time to time attention to business at times other than normal business hours. During the Employment Period, Employee shall, to the best of his skill and ability, use his best efforts and endeavors to the extension and promotion of the business of the Company, to the proper servicing of such business and to the protection of the good will of such business, both as now enjoyed and hereafter acquired.

      (c) TRAVEL. The Employee agrees to travel for business purposes in a reasonable amount for reasonable lengths of time, commensurate with Employee's position.

3. COMPENSATION.

      As  full   compensation  to  Employee  for  performance  of  his  services hereunder, the Company agrees to pay Employee and Employee agrees to accept the following salary and other benefits during the Employment Period:

      (a) SALARY. The Company shall pay Employee a salary at the annual rate of $350,000 per year or such greater annual rate of compensation as the Board of Directors of the Company may from time to time determine ("Base Salary"). The Base Salary due Employee hereunder shall be payable in equal bi-weekly installments, less any amounts required to be withheld by the Company from time to time from such salary under any applicable federal, state or local income tax laws or similar laws then in effect. The parties agree that the Base Salary shall increase 5% at the commencement of the second year of this Agreement and that subsequently the Base Salary will be reviewed annually.

            (i) Notwithstanding anything in (a) above, Employee agrees to defer salary in excess of $2,500 per week for so long as the Company accrues such excess on its books and records and pays such excess to Employee upon the Company raising a minimum of $5,000,000 in equity or equity equivalents.

      (b) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all expenses properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board of Directors of the Company.

      (c) FURTHER BENEFITS. Employee shall be entitled to participate in any health, accident, retirement or similar employee benefit plans provided by the Company generally to its employees to the extent commensurate with the participation therein of Employees of the Company. Employee shall be entitled to participate in any present or future bonus, insurance, pension, retirement, profit sharing or other compensation or incentive plans adopted by the Company, for the general and overall benefit of Employees of the Company, the extent and manner of participation to be determined by the Board of Directors of the Company. The benefits provided in this subsection (c) shall be in addition to the compensation and benefits provided in the other subsections of this Section
3. Notwithstanding the foregoing, the parties do agree that at all times during the Employment Period, subject to a reasonable timeframe after the execution of this Agreement for the Company to implement a health insurance plan, the Company shall maintain a health insurance plan in which the Employee can choose to participate on the same basis as all employees generally. Employee acknowledges that the Company does not currently have a health insurance plan but that the Company will utilize its best efforts to implement a health insurance plan as soon as practical after the execution of this Agreement.

      (d) OFFICES. Employee agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices or as a director of any of the Company's parent, affiliates, subsidiaries or sister companies.

      (e) VACATION. The Employee shall be entitled to three (3) weeks vacation per year for years one and two of the Employment Period. Commencing with the third year of the Employment Period, and each subsequent year thereafter, the Employee shall be entitled to four (4) weeks vacation per year.

      (f) CAR ALLOWANCE. Employee is hereby granted a car allowance equal to $1,500 per month. Employee shall be responsible for all costs associated with maintaining the car, including but not limited to insurance, repairs and maintenance, fuel and other such costs.

4.   RESTRICTIONS AGAINST COMPETITION, SOLICITATION, SERVICING,
     AND DIVULGING CORPORATE CONFIDENTIAL DATA

      (a) COVENANT NOT TO COMPETE. As a material inducement to sign this Agreement and providing for the Series A Preferred Stock, the Employee agrees that as long as he is an employee of the Company, he will not Compete with the Company and, further, that he will not Compete with the Company during the two
(2) year period beginning on the date of termination of this Agreement. During the Employment period and the two year period subsequent to termination, the Employee shall not within the United States directly or indirectly, either for Employee's own account, or as a partner, shareholder ( other than shares regularly traded in a recognized market), officer, director, employee, agent, consultant or otherwise, be employed by connected with, participate in, consult or otherwise associate with any other business, enterprise or venture that is competitive with the Company. During employment and for a period of two years thereafter, the Employee shall not, directly or indirectly, solicit for employment or employ any employee of the Company.

      (b) COVENANT NOT TO SOLICIT OR SERVICE. The Employee acknowledges and agrees that the Company parent has spent significant amounts of time and money in the development of a list of its customers, distributors, and vendors, which lists are not available to the general public or the Company's ordinary employees, and that these lists may contain other information about the customers, distributors, and vendors not available to the general public and that the Employee will be privileged to these lists. The Employee also acknowledges and agrees that the Company's business would be irreparably and greatly damaged by the use of this information other than for its benefit. Therefore, as a material inducement to the Company to enter into this Agreement and the granting of the Preferred Stock upon execution hereof, the Employee will not solicit or do business with, or attempt to solicit or do business with, directly or indirectly any of the Company's customers, distributors or vendors, except on the Company's behalf and will not solicit or do business with or attempt to solicit or do business with, directly or indirectly, any of the Company's customers, distributors, and vendors during the two (2) year period beginning on the termination of this Agreement.

      (c) COVENANT NOT TO VIOLATE CORPORATE CONFIDENCES. The Employee will have access to and will become aware of confidential information and trade secrets including Customer data, files, business secrets, and business techniques not generally available to the public, and this confidential information has been compiled by the Company, and its parent, its subsidiaries and affiliates, at great expense and over a great amount of time. The parties acknowledge that this confidential information gives the Company a competitive advantage over other businesses in its field of endeavor and that the Company's business will be greatly and irreparably damaged by the release or use of this confidential information outside of its own business. Therefore, as a material inducement to signing this Agreement, the Employee will not, while he is a Stockholder of Pyramid Music Corp. or an employee of the Company, or during the two (2) year period beginning on the termination of this Agreement, either disclose or divulge this confidential information to anyone or use this confidential information in any manner to Compete with the Company.

      (d) Enforcement. The Company may enforce the provisions of this section by suit for damages, injunction, or both.

         (i) The Company would be irreparably injured by the breach of any provision of this Section , and money damages alone would not be an appropriate measure of the harm to the Company from such continuing breach. Therefore, equitable relief, including specific performance of these provisions by injunction, would be an appropriate remedy for the breach of these provisions.

         (ii) Money damages will be appropriate with respect to any past breach of any provision of this Section. Therefore, in case of any breach of this Section, the breaching party shall render a full and complete accounting of the gross receipts, expenses, and net profits that have resulted from such breach and shall be liable for money damages equal to twenty-five percent (25%) of the gross amount derived by such breaching party from all transactions in breach of this Section, such amount representing the amount of profit the Company could have derived from its own transaction of such business.

         (iii) Should a court of competent jurisdiction determine that equitable relief is not available to remedy the continuous breach of any or all of the provision of this Section, an amount of liquidated damages shall be paid to the Company by the breaching party equal to twenty-five percent (25%) of the gross amount derived by such breaching party from all transactions in breach of this Section, such amount representing the amount of profit the Company could have derived from its own transaction of such business.

         (iv) If this Agreement is terminated for any reason whatsoever, not renewed or extended, the provisions of this Agreement shall survive and shall be in full force and effect for the period commencing from the date of actual termination of employment of the Employee.

              (a) Definitions. For the purposes of this Agreement, the following definitions are applicable:

                  (1) "Compete." "To Compete" and "to Compete with the Company" both mean to engage in any business that is competitive with the Company in any manner whatsoever as of the date of termination of this Agreement, including competing as a proprietor, partner, investor, stockholder, director, officer, employee, consultant, independent contractor, or otherwise, within the United States.

                  (2) "Customer." A "Customer" of the Company is any person for whom it has performed or attempted to perform services or sold or attempted to sell any product or service, whether or not for compensation, and regardless of the date of such rendition, sale, or attempted rendition or sale.

5. TERMINATION OF AGREEMENT.

      (a) Events of Termination. The Employment Period shall cease and terminate upon the earliest to occur of the events specified below:

         (i) The close of business on the fifth (5th)anniversary of the date hereof;

         (ii) the death of Employee;

         (iii) termination of Employee's employment for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon (A) the failure by Employee to substantially perform his material duties hereunder in the reasonable discretion of the Board of Directors, other than any such failure resulting from incapacity due to physical or mental illness, (B) the engaging by Employee in gross negligence or willful misconduct injurious or potentially injurious to the Company in the Company's reasonable discretion, (C) the violation by Employee of the provisions of Section 4 hereof in the reasonable discretion of the Company, or (D) the conviction of Employee of any crime, other than a misdemeanor. As a condition precedent to the Company terminating the Employee for Cause pursuant to Section 5(a)(iii)(A) hereof, and in the event the reason for Cause termination is something that is curable by the Employee in the Company's reasonable discretion, then in such event only, the Company agrees to provide notice to Employee of the Cause for termination and a 30 day period to cure. If within the reasonable discretion of the Company, the Employee has failed to cure the reason for the Cause termination within said 30 day cure period, then Company may immediately terminate the Employee without further notice.

         (iv) the election by Employee to terminate his employment hereunder upon 120 days prior written notice;

         (v) the election by the Company to terminate Employee's employment hereunder without cause; or

         (vi) the permanent disability of Employee. For the purpose of this Agreement, the "permanent disability" of Employee shall mean Employee's inability, because of his injury, illness, or other incapacity (physical or mental), to perform the services to the Company contemplated hereby for a continuous period of 180 days. Such permanent disability shall be deemed to have occurred on the he 180th day.

      (b) Compensation Upon Termination. If the Employment Period shall cease and terminate hereunder

      (i) for any reason, with the exception of (a)(v) of this Section 5, Company shall pay to Employee (or his estate in the case of subsection
      (a)(ii)) his Base Salary pursuant to Section 3(a) hereof and the reimbursable expenses incurred under Section 3(b) hereof through the date of termination. The Company shall have no additional or further liability to Employee hereunder, or

        (ii) pursuant to subsection  (a)(v) of this Section 5, the Company shall
        (A) pay to Employee his Base Salary pursuant to Section 3(a) hereof and the reimbursable expenses incurred under Section 3(b) hereof through the date of termination, (B) pay to Employee an amount equal to the lesser of (x) his then current Base Salary for the number of months remaining in the term of this Agreement, or (y) his then current monthly Base Salary multiplied by 24, such amount to be payable in 24 equal monthly installments, in either event less any amounts required to be withheld by the Company under any applicable federal, State or local income tax laws or similar laws then in effect, and (C) continue for a period of 24 months from the date of termination (but only if permitted by the applicable plan) all fringe benefits to which Employee is then entitled pursuant to Section 3(c) hereof (including payment for any benefits to which Employee would be entitled to receive under the Consolidated Omnibus Budget Reconciliation Act of 1985, the benefit period with respect to which shall commence on the date of termination); provided, however, that the Employment Period shall be deemed to have expired on the date of termination for the purposes of any vesting period, and provided further, that in no event shall Employee be entitled to receive pursuant to clause (b) above an amount in excess of that to which Employee would have been entitled had this Agreement not been so terminated.

      (c) Effect of Termination. This Agreement and all liabilities and obligations of the parties hereto hereunder shall cease and terminate effective upon any termination of the Employment Period permitted by this Agreement; provided, however, that Employee's obligations under Section 4 hereof shall survive any such termination.

      (d) Remedies. Nothing herein contained shall be construed as prohibiting any party hereto from pursuing any other remedies available to it for any breach of any provision hereof.

6. ASSIGNMENT.

      This Agreement shall not be assigned by either party hereto, except that the Company shall have the right to assign its rights hereunder to any direct or indirect subsidiary of the Company or its parent, any successor in interest of the Company or its parent whether by merger, consolidation, purchase of assets or otherwise, and any person controlling or which controls or is under common control with the Company or its parent, any such subsidiary or any such successor; provided, however, that any such assignment shall not relieve the Company of any of its obligations hereunder.

7. NOTICES.

      All notices requests, demands and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

      (a)   If to the Company:
                  AGU Entertainment Corp.
                  Attn: David Levy, CEO
                  11077 Biscayne Blvd.
                  Suite 100
                  Boca Raton, FL 33431

            With a copy to:
                  Blank Rome, LLP
                  Bruce C. Rosetto, Esq.
                  1200 Federal Highway
                  Suite 417
                  Boca Raton, FL 33432

      (b)   If to Employee, addressed to:
                  Allen Jacobi
                  11077 Biscayne
                  Blvd.
                  Suite 200
                  Miami, FL 33161

Addresses may be changed by notice in writing signed by the addressee.

8.  INVENTIONS.

      Employee shall disclose promptly to Company any and all conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within one year thereafter and which are related to the business or activities of the Company. Employee hereby assigns and agrees to assign all his interest therein to Company or its nominee.
Whenever requested by the Company, Employee shall execute any and all applications, assigns or other instruments that Company shall deem necessary to apply for and obtain Letters of Patents of the United States or any foreign country or to otherwise protect Company's interest therein. These obligations shall continue beyond termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment or within one year thereafter, and shall be binding upon Employee's heirs, assigns, executors, administrators and other legal representatives.

9.  RETURN OF PROPERTY.

      All correspondence, reports, charts, products, records, designs, patents, plans, manuals, sales and marketing material, memorandum, advertising materials, customer lists, distributor lists, vendor lists, telephones, beepers, portable computers, and any other such data, information or property collected by or delivered to Employee by or on behalf of the Company, their representatives, customers, suppliers or others and all other materials compiled by Employee which pertain to the business of the Company shall be and shall remain the property of the Company and shall be delivered to the Company promptly upon its request at any time and without respect upon completion or other termination of Employee's employment hereunder for any reason.


10.  REPRESENTATIONS OF EMPLOYEE.

Employee represents and warrants to the Company that he is not subject to any restriction or non-competition covenant in favor of a former employer or any other person or entity, and that the execution of this Agreement by Employee and his provision of services to the company and the performance of his obligations hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Employee agrees to indemnify Company for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter have against the Company based upon any noncompetition agreement, invention or secrecy agreement between Employee and such third party.

11.  MISCELLANEOUS.

      This Agreement embodies the entire understanding between the parties hereto respecting the subject matter hereof and no change, alteration or modification hereof may be made except in writing signed by both parties hereto. Any prior agreement between the Company and Employee, of whatever kind or nature, shall be deemed to be superseded for all purposes by this Agreement and, upon the execution and delivery of this Agreement by Employee and the Company, any such prior employment agreement shall be deemed to be canceled and of no further force or effect. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement or to limit or otherwise effect the meaning hereof. If any provisions of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provisions nor the validity of any other provisions of this Agreement shall in any way be affected thereby. This agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida.

12.  ADVICE OF COUNSEL

      Employee recognizes that the Company is represented by counsel, namely Blank Rome, LLP., and that such counsel does not represent the interests of Employee. The Company strongly recommends and suggests that Employee obtain its own counsel to review this Agreement prior to execution of the Agreement. The Company agrees to provide Employee with a reasonable period of time to have this Agreement reviewed by its own counsel or any other professional adviser deemed appropriate by the Employee. Should Employee not choose to have this Agreement reviewed by its own counsel, then Employee assumes the risk of such decision, and Employee hereby acknowledges that Company has not unduly influenced Employee in any way and that Company desires that Employee retain its own counsel.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Witnesses:                                    "COMPANY"



                                    By:
-------------------------------        ----------------------------------------



                                             "EMPLOYEE"


-------------------------------     -------------------------------------------
                                    David Levy